NATIONWIDE STAFFING, INC.
                            INTRODUCTION AGREEMENT

      This Introduction Agreement (the "Agreement") is by and among Nationwide Staffing, Inc. ("Nationwide"), Warren L. Williams, W. Sherman Adcock ("Adcock") and Jerry L. Hyde ("Hyde") (Williams, Adcock and Hyde being hereinafter referred to collectively as the "Introducers"), which parties agree as follows:

      INTRODUCTION. Upon the consummation of an underwritten initial public offering of Nationwide's securities (the "IPO"), Nationwide will be in the business of providing comprehensive staffing solutions to businesses, professional and service organizations and governmental agencies. As part of its business strategy, Nationwide intends to expand through the acquisition of temporary staffing, permanent placement, human resource consulting and staff leasing companies (individually, the "Staffing Company" and collectively, the "Staffing Companies"). Nationwide desires to have the Introducers identify Staffing Companies in order to determine whether the Staffing Companies may be interested in discussing the possibility of being acquired by Nationwide and, if so, on what terms. Any such Staffing Company identified by the Introducers and subsequently acquired by Nationwide with the assistance of the Introducers shall be referred to as an "Acquisition." Nationwide shall have the first right of refusal to consider an acquisition or other arrangement with any Staffing Company identified by Introducers.

      The Introducers are independent contractors and are not agents, employees, or representatives of Nationwide. The Introducers have no power or authority to bind or commit Nationwide in any way, including, without limitation, with respect to any Acquisition. Nationwide shall have complete discretion as to each Acquisition and the acquisition consideration and terms thereof.

      2. INTRODUCERS' FEE. Beginning immediately after the consummation of the IPO and continuing until the second anniversary thereof (the "Termination Date") in consideration for the services to be rendered by the Introducers, if Nationwide consummates any Acquisition for cash or by means of a merger or any other business combination, the Introducers shall be jointly entitled to a cash fee equal to the following (the "Fee"):

      5% of the total Gross Aggregate Consideration up to $1,000,000;
      plus 4% of the total Gross Aggregate Consideration from $1,000,000,00 to $2,000,000;
      plus 3% of the total Gross Aggregate Consideration from $2,000,000 to $3,000,000;
      plus 2% of the total Gross Aggregate Consideration from $3,000,000 to $4,000,000;

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      plus  1% of the total Gross Aggregate Consideration in excess of
            $4,000,000.

The Fee shall be payable in cash at the time an Acquisition is consummated but it shall be reduced by the aggregate amount of Monthly Advances (as hereinafter defined) that have not been repaid or earned by the Introducers. For purposes hereof, "Gross Aggregate Consideration" means everything paid or payable by Nationwide to the other party in an Acquisition, including but not limited to cash, assets, securities, promissory notes, earnouts, interest bearing long-term liabilities that are expressly assumed by Nationwide as a primary obligation of Nationwide, covenants not to compete, consulting agreements, bonuses and any other economic benefits, rights or property, including payments contingent on future events or considerations. The Fee shall be payable at the time the Acquisition is consummated. If the Acquisition is not consummated, the Introducers shall not be entitled to any consideration for their services relating to the Acquisition.

      3. INTRODUCERS' MONTHLY ADVANCE. Beginning immediately after the consummation of the IPO and continuing until the Termination Date, the Introducers shall be paid jointly an aggregate of $30,000 per month on the first day of each month (the "Monthly Advance") as an advance against any Fees that may be earned pursuant hereto. However, if on the Termination Date the Introducers have received more in Monthly Advances than Fees, the excess of the aggregate Monthly Fees that have not been repaid or earned over the Fees must be returned to Nationwide within 30 days, and will be a joint and several obligation of the Introducers. Notwithstanding anything herein to the contrary, the aggregate sum of the Monthly Advances at any time outstanding shall not exceed $90,000.

      4. TIME TO BE SPENT. It is acknowledged that the Introducers are and will be engaged in other business activities and they will continue such activities during the term of this Agreement and they shall not be restricted by Nationwide from engaging in other business activities. However, the Introducers agree that during the term of this Agreement services will be provided to Nationwide that will be at least equal to approximately the time spent by one person working full-time and such time will be spent from a combination of the efforts of the Introducers.

      5. CONFIDENTIALITY. The Introducers, jointly and severally, agree that they will not at any time during and for two years after the Termination Date use for their own benefit, copy, reveal, disclose, divulge or make known or available in any manner to any person, firm, corporation or other entity (whether or not the Introducers receive any benefit therefrom), any information and documentation whatsoever which has been disclosed or made

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available by Nationwide or the Staffing Companies to the Introducers.

      6. INJUNCTIVE RELIEF. The Introducers acknowledge that compliance with this Agreement is necessary to protect the interests of Nationwide and that a breach of this Agreement will give rise to irreparable and continuing injury to Nationwide which is not adequately compensable in monetary damages or at law. Accordingly, the Introducers, jointly and severally, agree that Nationwide, its successors and/or assigns may obtain injunctive and other equitable relief against the breach or threatened breach of the foregoing provisions, in addition to any other legal remedies which may be available. If Nationwide or its successors in interest shall make application to a court of competent jurisdiction for injunctive relief to enforce this Agreement, the Introducers waive, to the greatest extent permissible, any requirement that Nationwide post bond or other security as a precondition to an injunction, whether temporary or permanent.

      7. RETURN OF DOCUMENTS. If Nationwide notifies the Introducers that it has decided not to proceed with negotiations regarding an Acquisition, Nationwide shall deliver to the Introducers all records, notes, data, memoranda, including all copies and/or extracts therefrom, that are in its possession or under control relating to such Acquisition.

      8. ARBITRATION. Any dispute between Nationwide and the Introducers arising out of or related to this Agreement or breach thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association. The arbitration shall be conducted by three neutral arbitrators who sit in Houston, Texas. Any award made by such arbitrators shall be binding and conclusive for all purpose thereof, may include injunctive relief, as well as orders for specific performance and may be entered as a final judgment in any court of competent jurisdiction. No arbitration arising out of or relating to this Agreement shall include, by consolidation or joinder or in any other manner, parties other than Nationwide or the Introducers and other persons substantially involved in common question of fact or law whose presence is required if complete relief is to be afforded in arbitration. The cost and expenses of such arbitration shall be borne in accordance with the determination of the arbitrators and may include reasonable attorneys' fees. Each party hereby further agrees that service of process may be made upon it by registered or certified mail or personal service at the address provided for herein.

      9.    MISCELLANEOUS.

      9.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement supersedes all letters, memoranda

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and term sheets previously prepared in connection with the negotiations surrounding the execution of this Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

            9.2 NOTICES. Any notices permitted or required to be given under the terms of this Agreement shall be in writing and shall be deemed given if delivered to the party to be notified at the address specified below, by first class mail, overnight courier or fax with hard copy being sent by first class mail or overnight courier. Such notice shall be deemed received 24 hours after it is sent via fax (with receipt confirmed) or overnight courier. Any notice given in any other manner shall be effective only if and when received.

      The Introducers:        Warren L. Williams
                              5811 Olympia Fields
                              Houston, Texas 77069
                              Telephone No.: (281) 893-3277

                              W. Sherman Adcock
                              12007 West Morgan Drive
                              Houston, Texas 77065
                              Telephone No.: (281) 469-2764

                              Jerry L. Hyde
                              1425 Nantucket, Unit F
                              Houston, Texas 77057
                              Telephone No.: (713) 783-1138

      The Company:            Nationwide Staffing, Inc.
                              600 Travis
                              Suite 6200
                              Houston, Texas 77002
                              Attention: Chief Executive Officer
                              Telephone No.: (713) 223-7750
                              Facsimile No.: (713) 223-7747

The address of any party may be changed by notice given in the manner provided in this Section 9.2.


      9.3 GOVERNING LAW. THE VALIDITY, CONSTRUCTION AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO CHOICE OF LAWS OR CONFLICTS OF LAWS PRINCIPLES.

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      9.4 SEVERABILITY. If a provision of this Agreement is declared unenforceable by a court of last resort, such provision shall be enforced to the greatest extent permitted by law, and such declaration shall not affect the validity of any other provision of this Agreement.

      9.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein shall survive the execution and delivery of this Agreement.

      9.6 AMENDMENTS AND WAIVERS. This Agreement may be amended by a written instrument designated as an "amendment" to this Agreement and signed by the parties hereto. The observance of any term of this Agreement may be waived (either generally or in a particular instance either retroactively or prospectively) by a written instrument signed by the person waiving such observance.

      9.7 MULTIPLE COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall be deemed one instrument.

      9.8 AGREEMENT AMONG INTRODUCERS. Without limiting the Introducers' joint and several obligations to Nationwide, as among themselves, the Introducers agree that they shall share and be paid Fees and Monthly Advances in the following proportions:

                              Williams -- 33-1/3%;
                     Adcock -- 33-1/3%; and Hyde -- 33-1/3%.

      The parties have executed this Agreement on the 10th day of September
1997.

                                    NATIONWIDE:

                                    Nationwide Staffing, Inc.

                                    By:/s/ LARRY E. DARST
                                           Larry E. Darst,
                                           Chief Executive Officer

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                                    INTRODUCERS:

                                       /s/ WARREN L. WILLIAMS
                                           Warren L. Williams


                                           W. Sherman Adcock

                                       /s/ JERRY L. HYDE
                                           Jerry L. Hyde